UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2940 Riverby Road, Suite 400

Houston, Texas 77020

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange
Common stock, $0.01 par value per share	ORN	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On December 23, 2025, Orion Group Holdings, Inc., as borrower (the “Company”) entered into a $120.0 million Credit Agreement (the “Credit Agreement”) with certain financial institutions from time-to-time party thereto, as lenders, and UMB Bank, N.A., as Administrative Agent and Issuing Bank (the “Agent”).  The Credit Agreement consists of a $60.0 million revolving loan, a $20.0 million equipment term loan, and a $40.0 million acquisition term loan. Additionally, the Credit Agreement provides for a $25.0 million accordion option for future acquisitions (subject to lenders providing commitments for the accordion, that no default exists and the accordion option is exercised at least six months prior to the acquisition maturity date).

The maximum borrowing capacity under the revolving loan is determined by a formula and may fluctuate depending on the value of the collateral at the time of determination. The Company may repay and reborrow revolving loans as capacity permits.

Borrowings for each of the revolving, equipment or acquisition loans must be of the same type and may bear interest at either:

●	an ABR Rate equal to the lesser of (a) the greater of (i) ABR (a rate per annum equal to the highest of (A) the prime rate published by the Wall Street Journal and (B) the federal funds rate (the greater of the rated calculated by the Federal Reserve Bank of New York and 0,00%) plus .50% and (C) Term SOFR for a one month tenor plus 1.00%) plus the applicable rate or (ii) 4% per annum and (b) the maximum rate allowed under applicable law, or

●	a SOFR Rate (a rate equal to the secured overnight financing rate) equal to the lesser of (a) the greater of (i) Term SOFR (the Term SOFR Reference Rate for a tenor comparable to the applicable interest period on the day that is 2 US Government Securities Business Days prior to the first day of the applicable interest period as such rate is published by the Term SOFR Administrator) plus the applicable rate or (ii) 4% per annum or (b) the maximum rate allowed under applicable law. The applicable rate is determined by the consolidated senior leverage ratio of the Company and ranges from 2.5% to 3.0% for SOFR loans and 1.5% to 2.0% for ABR loans.

The Credit Agreement is unconditionally guaranteed, on a joint and several basis, by each existing and subsequently acquired or formed direct and indirect domestic subsidiary of the Company (the “Guarantors”). The obligations under the Credit Agreement are secured by substantially all of the assets of the Company and the Guarantors and are secured by a valid first priority perfected lien on substantially all of the domestic assets of the Company and the Guarantors, subject to the permitted liens.

The Company may use borrowings under the Credit Agreement to repay in full the Company’s Prior Credit Agreement (as defined below), pay fees and expenses related to the Credit Agreement, finance acquisitions permitted under the Credit Agreement, finance ongoing working capital and for other general corporate purposes. Each of the revolving loan, the equipment loan and the acquisition loan under the Credit Agreement matures December 2030.

The Credit Agreement contains customary representations and affirmative and negative covenants, including financial covenants that require the Company to:

●	maintain a consolidated fixed charge coverage ratio (ratio of earnings before income taxes, depreciation and amortization, interest expenses, non-cash charges and losses and certain other non-recurring charges, minus non cash income or gains increasing net income or non-cash losses decreasing net income and any gains from dispositions outside of the ordinary course of business minus cash taxes, restricted payments, cash maintenance capital expenditures and investments to the sum of scheduled principal payments of all outstanding indebtedness and consolidated interest expense) of not less than 1.20 to 1.00, and

●	maintain a consolidated senior leverage ratio (ratio of the aggregate amount of all indebtedness of the Company and its subsidiaries on a consolidated basis minus any subordinated indebtedness to earnings before income taxes, depreciation and amortization, interest expenses, non-cash charges and losses and certain other non-recurring charges, minus non cash income or gains increasing net income or non-cash losses decreasing net income and any gains from dispositions outside of the ordinary course of business) of not greater than 3.00 to 1.00.

The Company is permitted to declare and pay cash dividends to its shareholders and purchase, redeem or otherwise acquire its equity interest so long as both before and after the transaction there is no default and the Company remains in compliance with the foregoing financial covenants. The Credit Agreement also contains customary representations and warranties, affirmative and negative covenants, and events of default (including non-payment of principal or interest on any material debt and breaches of covenants).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02Termination of a Material Definitive Agreement.

On December 23, 2025, in connection with entering into the Credit Agreement, the Company’s prior Credit Agreement, dated May 15, 2023, with White Oak ABL, LLC and White Oak Commercial Finance, LLC (the “Prior Credit Agreement) was terminated, and all amounts outstanding thereunder were repaid.  In connection with the termination, the Company paid a make whole payment of approximately $1.1 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 above is hereby incorporated into this Item 3.03 by reference. The descriptions set forth in Item 1.01 and this Item 3.03 are qualified in their entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 29, 2025, the Company issued a press release announcing the closing of the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1#

Credit Agreement, dated December 23, 2025, by and between Orion Group Holdings, Inc. the financial institutions from time-to-time party thereto as lenders and UMB Bank, N.A., as Administrative Agent and Issuing Bank.

99.1	Press Release, dated December 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

EXHIBIT INDEX

Exhibit No.	Description

10.1#

Credit Agreement, dated December 23, 2025, by and between Orion Group Holdings, Inc. the financial institutions from time-to-time party thereto as lenders and UMB Bank, N.A., as Administrative Agent and Issuing Bank.

99.1	Press Release, dated December 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: December 29, 2025	By:	/s/ Travis J. Boone
President and Chief Executive Officer